Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
In connection with the Quarterly Report of Malibu Boats, Inc. (“Malibu”) on Form 10-Q for the fiscal quarter ended September 30, 2017 (the “Report”), Jack Springer, chief executive officer, and Wayne Wilson, chief financial officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Malibu.

Dated: November 7, 2017

/s/ Jack Springer
Jack Springer
Chief Executive Officer
Dated: November 7, 2017

/s/ Wayne Wilson
Wayne Wilson
Chief Financial Officer
________________________
* A signed original of this written statement required by Section 906 has been provided to Malibu Boats, Inc. and will be retained by Malibu Boats, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.